                                                                      Exhibit 25

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ________________________________________

               J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                        95-4655078
(State of incorporation                           (I.R.S. employer
if not a national bank)                        identification No.)

101 California Street, Floor 38
San Francisco, California                                    94111
(Address of principal executive offices)                (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 ____________________________________________
                       Sizeler Property Investors, Inc.
              (Exact name of obligor as specified in its charter)

           Maryland                                 72-1082589
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                  identification No.)


2542 Williams Boulevard
Kenner, Louisiana                                      70062
(Address of principal executive offices)            (Zip Code)


   9.0% Convertible Subordinated Debentures due July 15, 2009, Series 5/8/02
                      (Title of the indenture securities)

Item 1.  General Information.

         Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
                 Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

     Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

     Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

     Exhibit 5.  Not Applicable

     Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8.  Not Applicable

     Exhibit 9.  Not Applicable

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 2nd day of May, 2002.


                            J. P. Morgan Trust Company, National Association


                                By /s/ :Robert R. Schmidt
                                  -------------------------------------
                                   Robert R. Schmidt
                                   Vice President

Exhibit 7. Report of Condition of the Trustee.
--------------------------------------------------------------------------------


Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly
                                    ------------------------------------------
Chase Manhattan Bank and Trust Company, N.A.)
---------------------------------------------
                                 (Legal Title)

Located at   1800 Century Park East, Ste. 400    Los Angeles,    CA      90067
             -------------------------------------------------------------------
                  (Street)                          (City)     (State)   (Zip)

as of close of business on   December 31, 2001
                           --------------------------
================================================================================
================================================================================



                        J.P. MORGAN TRUST COMPANY, N.A.

                      CONSOLIDATED STATEMENT OF CONDITION

                             (in thousands of US$)

                                                                DECEMBER 31,

ASSETS                                                         2001      2000
                                                               --------------
     CASH AND DUE FROM BANKS DEMAND

                Currency and Coin                               1,038     1,193

                 Cash Items in Process of Collection              239     3,098

                 Demand Deposits with Other Banks              18,063    27,621

                 Reserve with Federal Reserve Bank                354       165
                                                              -----------------

                                                               19,694    32,077

     INTEREST BEARING DEPOSITS WITH BANKS                       1,009     4,775

     FEDERAL FUNDS SOLD                                       237,950    99,020

     INVESTMENT SECURITIES AVAILABLE-FOR-SALE

               U.S. Treasury                                    6,928     7,472

               Mortgage-Backed Securities                           0    41,626

               Investment in Vista Money Market Fund               30        27

               Investment in Goldman-Sachs US Treasury Fund        11        43

               Federal Reserve Stock                            6,454     6,265
                                                              -----------------

                                                               13,423    55,433


       LOANS

               Mortgages                                        1,580     1,755

               Consumer (Deposit Overdrafts)                    1,707    15,532

                                                                3,287    17,287


       ALLOWANCE FOR POSSIBLE LOAN LOSS                          (184)     (294)


       OTHER ASSETS

             Fixed Assets                                       6,916     8,266

             Accrued Interest Receivable                           72     2,471

             Accrued Fiduciary Fees Receivable                 11,808    11,536

             Intangible Assets                                164,520   189,324

             Other                                              5,676     8,118
                                                              -------   -------

                                                              188,992   219,715


    TOTAL ASSETS                                              464,171   428,013
                                                              =======   =======


    LIABILITIES AND SHAREHOLDER'S EQUITY

       DEPOSIT LIABILITIES

          TRANSACTION ACCOUNTS

             Demand Deposit Accounts                           20,804    24,331

             NOW and IOTA Accounts                             84,497    16,827

                                                              105,301    41,158

          SAVINGS AND TIME DEPOSITS

             Money Market Accounts                             11,379    13,652

             Savings and Escrow Accounts                        4,607     9,296

             Non-negotiable Certificates of Deposit             3,411    28,429
                                                              -----------------

                                                                9,397    51,377


     OTHER LIABILITIES                                         44,561    52,531


    SHAREHOLDER'S EQUITY

             Common Stock                                         600       600

             Capital Surplus                                  277,264   268,311

             Retained Earnings                                 17,011    14,448

             Net Unrealized Gain/(Loss) on Securities

               Available-for-Sale (Net of Taxes)                   37      (412)
                                                              -----------------

                                                              294,912   282,947


    TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                464,171   428,013
                                                              =======   =======